UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2012

Evolution Petroleum Corporation

(Exact name of registrant as specified in its charter)

001-32942

(Commission File Number)

Nevada (State or Other Jurisdiction of Incorporation)	41-1781991 (I.R.S. Employer Identification No.)

2500 City West Blvd., Suite 1300, Houston, Texas 77042

(Address of Principal Executive Offices)

(713) 935-0122

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on December 6, 2012 in Houston, Texas at the Company’s principal executive offices. At the Annual Meeting, stockholders were requested to (1) elect directors to hold office until the 2013 Annual Meeting of Stockholders; and (2) ratify the appointment of Hein & Associates, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013, all of which were described in the Company’s Notice of Annual Meeting and Proxy Statement.

The following actions were taken by the Company’s stockholders with respect to each of the proposals:

1.                                      Elect directors to hold office until the 2013 Annual Meeting of Stockholders.  The number of votes cast in favor of each nominee was as follows:

Nominee	Voted For	Votes Withheld	Broker Non- Votes

Robert S. Herlin	15,036,122	209,244	8,811,336

Laird Q. Cagan	13,054,511	2,190,855	8,811,336

Edward J. DiPaolo	14,995,447	249,919	8,811,336

William E. Dozier	15,022,519	222,847	8,811,336

Kelly W. Loyd	14,995,447	249,919	8,811,336

Gene G. Stoever	15,034,251	211,115	8,811,336

2.                                      Ratify Hein & Associates, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013. The appointment was ratified and approved by the votes indicated:

Voted For	Voted Against	Abstentions
24,021,045	32,257	3,400

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolution Petroleum Corporation
(Registrant)

Dated: December 11, 2012	By:	/s/Sterling H. McDonald
	Name:	Sterling H. McDonald
	Title:	Vice President, Chief Financial Officer and Treasurer

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